July 13, 2000



         As counsel for  Liberty-Stein Roe Funds Investment Trust (the "Trust"),
we consent to the  incorporation  by reference  of our opinions  relating to the respective series of the Trust filed as the following  exhibits to the following post-effective amendments ("PEAs") to the Trust's registration statement on Form
N-1A, Securities Act File No. 33-11351:
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                                                                                                  Exhibit

                                                        Date of           Date of                        to PEA
               Series                                   Opinion           Filing              No.          No.
               ------                                   -------           ------              ---          ---

SteinRoe Prime Equities (now named
     Stein Roe Growth & Income Fund)                  03/03/87           06/25/96           10(b)          34
SteinRoe Capital Opportunities Fund
     (now named Stein Roe Capital
     Opportunities Fund)                              12/20/87           06/25/96           10(b)          34
SteinRoe Special Fund (now named
     Disciplined Stock Fund)                          12/20/87           06/25/96           10(b)          34
SteinRoe Stock Fund (now named
     Stein Roe Growth Stock Fund)                     12/20/87           06/25/96           10(b)          34
SteinRoe Total Return Fund (now
     named Stein Roe Balanced Fund)                   12/20/87           06/25/96           10(b)          34
SteinRoe International Fund                           01/28/94           06/25/96           10(b)          34
SteinRoe Young Investor Fund                          02/17/94           06/25/96           10(b)          34
Stein Roe Growth Opportunities Fund
     (now named Stein Roe MidCap
     Growth Fund)                                     04/18/97           04/22/97           10(d)          39
Stein Roe Large Company Focus Fund                    02/11/98           02/11/98           10(e)          45
Stein Roe Asia Pacific Fund                           06/11/98           06/12/98           10(f)          46
Stein Roe Small Company Growth Fund                   01/29/99           02/01/99             i(6)         54


         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                            /s/ Bell Boyd & Lloyd LLC
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